Exhibit 5.1

January 14, 2011

The Board of Directors
Metalline Mining Company
6400 S. Fiddlers Green Circle, Suite 950
Greenwood Village, CO 80111

Re:	Registration Statement on Form S-8 of Shares of Common Stock, $0.01 par value, Metalline Mining Company

Ladies and Gentlemen:

We have acted as securities counsel to Metalline Mining Company (the “Company”), in connection with the registration by the Company pursuant to a registration statement (the “Registration Statement”) on Form S-8 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), related to the registration of 10,300,000 common shares of the Company (the “Common Shares”), $0.01 par value, issuable pursuant to the Metalline Mining Company 2010 Stock Option and Stock Bonus Plan (the “Plan”).  This opinion is being delivered in connection with the Registration Statement, to which this opinion appears as an exhibit.

We have examined the Registration Statement and, for the purposes of this opinion, we have also examined the originals, or duplicate, certified, conformed, telecopied or photostatic copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion.

Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Common Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan and any relevant agreements thereunder, will be legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                               Very truly yours,

                              /s/ BURNS FIGA & WILL, P.C.
                               BURNS FIGA & WILL, P.C.